                                                                   EXHIBIT 1.5

8  1/2% Series A Cumulative                         8  1/2% Series A Cumulative
Redeemable Preferred Stock                          Redeemable Preferred Stock


                            BRE PROPERTIES, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


THIS CERTIFICATE IS TRANSFERABLE IN SAN FRANCISCO                SEE REVERSE FOR
NEW YORK OR RIDGEFIELD PARK, NEW JERSEY                             RESTRICTIONS

          PAR VALUE $.01
             PER SHARE
                                                             CUSIP 05564E 20 5

     This Certifies that ______________________ is the owner of ___________________ Fully paid and Non-Assessable Shares of 8 1/2% Series A Cumulative Redeemable Preferred Stock of BRE Properties, Inc., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     The holder and every transferee or assignee of this Certificate or of the Shares represented hereby or of any interest therein accepts and agrees to be bound by the terms, conditions and limitations of the Articles of Incorporation and all amendments thereof and supplements thereto.

     Witness the facsimile seal of the Corporation, and the facsimile signatures of its duly authorized officers.

DATED:


        /s/ LeRoy E. Carlson                         /s/ Frank McDowell
-------------------------------------      -------------------------------------
SECRETARY AND CHIEF FINANCIAL OFFICER                   PRESIDENT



Countersigned and Registered:
     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                    Transfer Agent and Registrar.


                    Authorized Signature
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     In order to maintain qualification of the corporation as a real estate investment trust under applicable provisions of the Internal Revenue Code, the Board of Directors of the Corporation may, in accordance with the terms of the Articles of Incorporation, as the same may be amended from time to time, redeem or restrict the transfer of the Shares represented by this Certificate. The Corporation will furnish information about those restrictions to any stockholder on request and without charge.

     The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.

     Keep this Certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM   - as tenants in common    UNIF GIFT MIN ACT - ______Custodian_______
 TEN ENT   - as tenants by the                           (Cust)         (Minor)
             entireties
 JT TEN    - as joint tenants with                       under Uniform Gifts to
             right of survivorship and                   Minors Act ____________
             not as tenants in common                                 (State)
     COM PROP  - as community property

  Additional abbreviations may also be used through not in the above list.

         FOR VALUE RECEIVED, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________
|                                      |
|______________________________________|


________________________________________________________________________________
          (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

________________________________________________________________________________


_____________________________________________________________Shares of Preferred
Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the same on the books of the within-named Corporation, with full power of substitution in the premises.

Dated _______________________

                               (SIGN HERE) ___________________________________